Exhibit 24.2

A CMS Energy Company

March 14, 2014

Catherine M. Reynolds

Melissa M. Gleespen

Thomas J. Webb

CMS Energy Corporation

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of registered debt, equity, trust or convertible securities of the Company.

Very truly yours,

/s/ David W. Joos	/s/ Philip R. Lochner, Jr.
David W. Joos	Philip R. Lochner, Jr.

/s/ Jon E. Barfield	/s/ Michael T. Monahan
Jon E. Barfield	Michael T. Monahan

/s/ Kurt L. Darrow	/s/ John G. Russell
Kurt L. Darrow	John G. Russell

/s/ Stephen E. Ewing	/s/ Kenneth L. Way
Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ Laura H. Wright
Richard M. Gabrys	Laura H. Wright

/s/ William D. Harvey	/s/ John B. Yasinsky
William D. Harvey	John B. Yasinsky

One Energy Plaza Jackson, MI 49201 - Tel: 517 788 0550 – www.cmsenergy.com